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                                                                     Exhibit 4.1

     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (I) REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER OR SALE.

         WARRANT, dated as of January 31, 2000, issued by COACTIVE MARKETING GROUP, INC., a Delaware corporation (the "Company") with principal offices at 415 Northern Boulevard, Great Neck, New York 11021, to__________________________
with an address of _____________________________________ (the "Holder") or
registered assigns.

         The Company hereby agrees as follows:

         1. Grant. The Company hereby grants to the Holder, the right, privilege and option to purchase from the Company _______ shares (the "Warrant Shares") of common stock, par value $.001 per share ("Common Stock"), at the exercise price of $2.50 per share (the "Exercise Price"), all subject to the terms and upon the conditions set forth herein.

         2. Exercise of Warrant. This Warrant is exercisable commencing on the date hereof and will expire at 5:00 p.m., New York City time, five years after the date hereof (the "Expiration Date").

         3. Method of Exercise of Warrant. The Holder may exercise this Warrant at or prior to its expiration on the Expiration Date. This Warrant may be exercised by the Holder as follows:

              (a) This Warrant may be exercised in whole at any time, or in part from time to time, by delivery of this Warrant to the Company at its principal place of business, accompanied by a check payable to the Company in payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is exercised.

              (b) Upon clearance of the check delivered pursuant to Section 3(a), the Company shall make immediate delivery of the shares of Common Stock as to which this Warrant is exercised, provided that if any law or regulation requires the Company to take any action with respect to such shares of Common Stock before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. In case of the exercise of this Warrant as to less than all of the Warrant Shares, the Company shall cancel



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this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor and date for the balance of the Warrant Shares.

              4. Payment of Taxes. (a) The Company shall pay all documentary stamp taxes attributable to the issuance of shares of Common Stock upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Warrants, warrant certificates or certificates for Warrant Shares purchased pursuant hereto in a name other than that of the Holder, and the Company shall not be required to issue or deliver such Warrants, warrant certificates or other certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              (b) The Company's obligation to deliver Warrant Shares upon the exercise of this Warrant or any portion thereof shall be subject to the payment by the Holder of any applicable federal, state and local withholding tax.

         5.   Anti-Dilution Provisions.

              (a) Exercisable Price Adjustment Formulas. If and whenever after the date of this Warrant, the Company shall issue or sell any shares of Common Stock (except as provided in subsection (f) of this Section 5) for a consideration per share less than the Exercise Price in effect immediately prior to the time of issue or sale, then forthwith the Exercise Price shall be reduced to the price (calculated to the nearest tenth of a cent) determined by dividing
(1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale (assuming the conversion of all securities convertible into shares of Common Stock) multiplied by the Exercise Price in effect immediately prior to such issue or sale, and (bb) the consideration, if any, received and deemed received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding and deemed outstanding immediately after such issue or sale. No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more. Anything in the foregoing to the contrary notwithstanding no adjustment shall be made in the Exercise Price in the event of sale within 60 days after the date hereof of no more than 125,000 shares of Common Stock at a price of no less than $2.00 per share.

              (b) Constructive Issuances of Stock, Convertible Securities; Rights and Options; Stock Dividends. For the purposes of subsection (a) of this
Section 5, the following provisions (1) to (7), inclusive, shall also be applicable:

              a. In case at any time subsequent to the date hereof, the Company shall in any manner grant any rights to subscribe for or to purchase, or any options for the




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     purchase of, shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the consideration per share for which shares of Common Stock are issued or sold upon the exercise of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or option, which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities (and, if such convertible securities constitute obligations of the Company, the principal amount of such obligations so converted) and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options) shall be deemed to be outstanding and to have been issued for such price per share. Except as provided in Clause (3) below, no further adjustments of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities.


              b. In case at any time the Company shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by
     (b) the total maximum number of shares which would be issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; except as otherwise specified in Clause (3) below, no further adjustments of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange of such Convertible Securities.


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              c. If the purchase price provided for in any right or option referred to in Clause (1) of this subsection (b) of this Section 5, or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Clause (1) or (2) of this subsection (b) of this Section 5, or the rate at which any Convertible Securities referred to in Clauses (1) and (2) of this subsection (b) of this Section 5 are convertible into or exchangeable for shares of Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Exercise Price then in effect at the time of such event shall forthwith be increased or decreased to such exercise price as would have obtained had the rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional compensation or rate of commission or exchange, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to such Exercise Price as would have obtained at the time of such expiration or termination had such option, right or convertible securities never been issued. If the purchase price provided for in any right or option referred to in Clause (1) of subsection (b) of this Section 5, or the additional consideration payable upon the exchange or conversion of any Convertible Securities referred to in Clause (1) and
     (2) of this Section 5, or the rate at which any Convertible Securities referred to in Clauses (1) and (2) of subsection (b) of this Section 5 are convertible into or exchangeable for shares of Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be decreased to such Exercise Price as would have obtained had the adjustments made upon issuance of such right or option or Convertible Securities been made upon the basis of the issuance of (and the total consideration computed in accordance with Clause (1) or (2) of this subsection (b) of Section 5, as the case may be, received for) the shares of Common Stock delivered as aforesaid.

              d. In case of the issuance of shares of Common Stock or Convertible Securities of the Company as a dividend or distribution upon any shares of Common Stock of the company, such shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.


              e. In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be



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     deemed to be the amount payable to the Company therefor, without deduction therefrom of any expenses incurred or any underwriting or selling commissions or concessions paid by the Company in connection therewith and plus any underwriting or selling discounts allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined by the Company's Board of Directors (the "Board"), without deduction therefrom of any expenses incurred or any underwriting or selling commissions or concessions paid by the Company in connection therewith and plus any underwriting or selling discounts allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value, as determined by the Board, of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.

              f. In case at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (b) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

              g. The number of shares of Common Stock outstanding at any given time shall include shares owned or held by or for the account of the Company, and the disposition of any such shares shall not be considered an issue or sale of shares of Common Stock for the purposes of subsection (a) of this Section 5.


              (c) Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection (c), no adjustment in the exercise price and no change in the number of Warrant


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Shares so purchasable shall be made pursuant to this Section 5 as a result of or by reason of any such subdivision or combination.

              (d) Effect of Reorganization and Assets Sales. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation of the Company with or merger of the Company into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon their terms and conditions specified herein and in lieu of the shares of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable upon exercise had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares issuable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the company) resulting from such consolidation or merger, or of the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions the Holder may be entitled to receive, and containing the express assumption of such successor corporation of the performance and observance of the provisions of this Warrant to be performed and observed by the Company and of all liabilities and obligation of the Company hereunder.

              (e) Accountants' Certificate. Upon each adjustment of the Exercise Price and upon each change in the number of Warrant Shares, then and in each such case, the Company will promptly obtain a certificate of a firm of independent certified public accountants of recognized standing selected by the Board, who may be the regular auditors of the company, stating, the adjusted Exercise Price and the new number of Warrant Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's certificate to the Holder, which certificate shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of such Warrant Shares so issuable.


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              (f) No Adjustments Required. Notwithstanding anything herein to the contrary, there shall be no adjustment in the Exercise Price in connection with (i) the grant of any option, or the exercise of any option granted under an employee benefit plan or stock option plan or (ii) upon the exercise of any Convertible Security outstanding on the date of this Warrant.

         6. Restriction on Transfer of Warrants. The Holder hereof, by the Holder's acceptance hereof, hereby represents and warrants to, and agrees with, the Company that (a) the Holder has been informed that neither this Warrant nor the Warrant Shares have been registered for sale under any federal or state securities laws and that this Warrant is being offered and sold to the Holder and, upon the exercise of this Warrant, the Warrant Shares will be sold to the Holder, pursuant to an exemption from registration under the Securities Act, or pursuant to a registration statement filed by the Company pursuant to registration rights granted in connection with the issuance of this Warrant; (b) the Holder is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and is acquiring this Warrant and, if the exercise of this Warrant is not registered under the Securities Act and applicable state securities laws, will acquire the Warrant Shares for the Holder's own account for investment only and not with a view to distribution; (c) this Warrant and the Warrant Shares may not be transferred or sold, in whole or in part, unless such transfer or sale is registered under the Securities Act and applicable state securities laws or exempt from such registration; and (d) if the exercise of this Warrant is not registered under the Securities Act and applicable state securities laws, prior to the exercise of this Warrant, the Holder shall provide to the Company in writing such information as the Company may reasonably request to establish that the exercise of this Warrant by the Holder is exempt from registration under the Securities Act and applicable state securities laws.

              If a transfer of this Warrant is permitted pursuant to the preceding paragraph of this Section 6, upon transfer, the Holder shall execute and deliver to the Company a completed assignment in a form reasonably satisfactory to the Company. Upon the Company's determination that the requirements for transfer of this Warrant have been satisfied, receipt of the completed and duly executed Assignment, and surrender of this Warrant, the Company shall, as promptly as practicable, deliver to the transferee a new Warrant of like tenor and date for that portion of the Warrant Shares as to which this Warrant is being transferred and shall deliver to the Holder a new Warrant of like tenor and date for the balance, if any, of the Warrant Shares.

              7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by the Company by rounding down to the nearest whole number of shares of Common Stock.


              8. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant



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for and payment of the exercise price therefor, all shares of Common Stock issuable upon such exercise shall be duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights of any stockholder.

              9. Registration Rights. The Holder is entitled to the benefit of the registration rights set forth in the Subscription Agreement pursuant to which this Warrant has been issued as to the Warrant Shares.

              10. No Rights as a Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

              11. Notices. All notices, requests, consents and other communications hereunder shall be effective only if given in writing and shall be deemed to have been duly made or given when delivered, or three days after being mailed by registered or certified mail, return receipt requested:

                  (a) If to the Holder, to the address of the Holder as shown on the books of the Company or as otherwise designated or provided for herein; or

                  (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

              12. Amendment. This Warrant may not be changed or terminated orally.

              13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State (without regard to the conflict of laws principles thereof).

              14. Benefits of This Warrant. Nothing in this Warrant shall be construed to give to any person other than the Company and the Holder and its assigns any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the exclusive benefit of the Company and the Holder and its assigns.

              15. Headings. The headings in this Warrant are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Warrant.

              IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf.

                         COACTIVE MARKETING GROUP, INC.

                         By:______________________________
                             Name: John P. Benfield
                             Title: President and
                                     Chief Executive Officer